UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2025
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.         Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 20, 2025, Panbela Therapeutics, Inc. (the “Company”) furnished to Nant Capital, LLC (the “Investor”), as the lender under the previously disclosed (i) Senior Convertible Promissory Tranche A Note (the “Tranche A Note”) and (ii) the Senior Convertible Promissory Tranche B Note (together with the Tranche A Note, the “Notes”), written notice of the occurrence of an event of default arising from the Company’s inability to satisfy its covenant to satisfy all of its material obligations incurred after the respective dates of the Notes.

So long as the event of default continues, (a) all outstanding obligations of the Company under the Notes, which totaled $12,000,000.00 as of December 31, 2024, will bear interest at an increased rate of the Monthly SOFR Rate (as defined in the Notes) plus 12% per annum, compounded monthly and (b), the Investor may, by written notice to the Company, declare the Company’s outstanding obligations under the Notes immediately due and payable. If the lender exercises its option under clause (b) above, then the Investor would have an option, in its sole and absolute discretion, to convert all of the outstanding balance of the Notes into shares of the Company’s common stock, without limitation.

Item 5.01.         Changes in Control of Registrant.

The disclosure under Item 2.04 of this Current Report on Form 8-K relating to the Investor’s right to request shares of common stock in satisfaction of the Company’s obligations under the Notes is incorporated herein by reference. As of the filing of this report, no shares of the Company’s common stock have been issued pursuant to the terms of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.
Date: January 22, 2025	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer